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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                         REXX ENVIRONMENTAL CORPORATION

                                       and

                                    TWG, INC.

                                      Dated

                                December 9, 1999

                               To be Joined in by

                             REXX ACQUISITION CORP.

                                       and

                          WHITESTONE ACQUISITION CORP.




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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into effective as of December 9, 1999, between REXX Environmental Corporation, a New York corporation ("REXX"), and TWG, Inc., a New York corporation ("TWGI") (REXX and TWGI are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties").

                             PRELIMINARY STATEMENTS

         REXX and TWGI desire to combine their respective businesses and holdings through the merger of REXX with REXX Acquisition Corp., with REXX as the surviving corporation. Pursuant to the Merger, each share of common stock of REXX, par value $0.02 per share ("REXX Common Stock") outstanding at the Effective Time (as defined in Article II) will be converted into the right to receive one share of TWGI Common Stock, par value $0.02 per share ("TWGI Common Stock"), as more fully provided herein. Unless otherwise defined, capitalized terms shall have the meanings assigned in Section 1.09.

         The Parties intend that the Merger constitute a tax-deferred transaction for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

         The respective Boards of Directors of REXX and TWGI have determined the Merger, in the manner contemplated herein, to be desirable and in the best interests of their respective companies and shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.

         As soon as practicable after the execution of this Agreement, REXX shall notice a meeting of its shareholders and in connection therewith submit to its shareholders the Proxy Statement related to (i) the approval of the Merger and (ii) the approval of the Watkins Sale.

         Concurrent with the execution of this Agreement and as an inducement to TWGI to enter into this Agreement, certain affiliates of REXX who are shareholders, officers or directors are entering into Voting Agreements (as hereinafter defined) to vote the shares of REXX Common Stock owned by such persons to approve (i) the Merger, (ii) the Watkins Sale, and (iii) such other actions as shall be necessary to effectuate the Merger (collectively the "Proxy Actions").

         A stock purchase agreement for the sale of REXX's wholly-owned subsidiary, Watkins Contracting, Inc., to Daren J. Barone and Greg S. Watkins (the "Buyers") has been executed and, subject to the approval of REXX's shareholders, will be consummated prior to the Merger. In addition, all of the issued and outstanding equity securities of Wilshire Holdings I, Inc. and Wilshire Holdings II, Inc. will have been contributed to BJB Holdings Corp., which will subsequently merge with Whitestone Acquisition Corp., with BJB Holdings Corp. as the surviving corporation as a wholly-owned subsidiary of TWGI.

         As of the date of this Agreement, Messrs. Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin own in the aggregate all of the membership interests in The Whitestone Group, LLC , 87% of the membership interests in Wilshire Advisers, LLC and 75% of the membership interests in Wilshire Partners, LLC. The Whitestone Group, LLC owns 65% of the membership interests in Wilshire Investors, LLC, 100% of the membership interests in Wilshire Louisiana Advisers, LLC and Wilshire New York Advisers II, LLC and 100% of the equity securities of Whitestone Capital Markets, Inc. Prior to the Effective Time all membership interests referenced above will be contributed to WI and WII, which will be wholly-owned by Messrs. Sloane, Wasserman and Rubin who, in turn, will contribute all of the outstanding equity securities of WI and WII to BJB Holdings. BJB Holdings is and will remain as a wholly-owned subsidiary of TWGI.

                                       2
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                                    AGREEMENT

         Now, therefore, in consideration of the premises and the mutual and dependent promises hereinafter set forth, the Parties hereby agree as follows:

                                   ARTICLE I

                                     MERGER

         Section 1.01 Creation of RAC. In order to effect the Merger, TWGI shall cause RAC to be organized as a New York corporation, all of the issued and outstanding capital stock of which shall be owned by TWGI. As soon as practical following its organization, TWGI shall cause RAC to ratify, approve and adopt this Agreement.

         Section 1.02 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Business Corporation Law of New York ("BCL"), at the Effective Time, RAC will be merged with and into REXX, the separate existence of RAC will cease and REXX will continue as the Surviving Corporation.

         Section 1.03 Effect of the Merger. In addition to the effects set forth in this Agreement, the Merger will have the effects set forth in Section 906(b) of the BCL.

         Section 1.04 Certificate of Incorporation and By-Laws; Name. At the Effective Time, the Certificate of Incorporation and the By-Laws of REXX prior to the Effective Time, including all amendments thereto made prior to the Effective Time, will be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

         Section 1.05 Directors. The directors of RAC will continue as the directors of the Surviving Corporation in accordance with the Certificate of Incorporation of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.06 Officers. The persons serving as officers of RAC prior to the Effective Time will continue as the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.07 Merger Consideration: Conversion of Securities. Conversion and Exchange of REXX Common Stock; Fractional Share Interests; REXX Stock Options.

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

                  (a) At the Effective Time, except as provided in Section 1.07(b) below, each share of REXX Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and thereafter, by virtue of the Merger becoming effective and without any action on the part of the holder thereof or any other person, be converted into the right of the registered holder thereof immediately prior to the Effective Time (such registered holder being hereinafter referred to as a "Record Holder") to receive an equal number of shares of TWGI Common Stock, and if appropriate one additional share of TWGI Common Stock to be paid in lieu of a fractional share pursuant to Section 1.07(g) hereof.

                  (b) At the Effective Time, all shares of REXX Common Stock (i) held as treasury stock by REXX, (ii) owned beneficially by REXX or any REXX Subsidiary other than in a fiduciary capacity or in connection with a debt previously contracted, or (iii) owned beneficially by TWGI or any subsidiary of TWGI other than in a fiduciary capacity or in connection with a debt previously contracted shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                  (c) After the Effective Time, each Record Holder shall surrender the certificate(s) that immediately prior to the Effective Time evidenced and represented REXX Common Stock ("Certificate(s)") to the exchange agent to be selected by TWGI and which shall be reasonably acceptable to REXX (the "Exchange Agent"), and each Record Holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of TWGI Common Stock to which such Record Holder is entitled as provided herein and one (1) additional share of TWGI Common Stock in exchange for any fraction of a share of REXX Common Stock, as provided under Section 1.07(g) hereof. Within five (5) business days after the Effective Time, the Exchange Agent shall transmit by U.S. Mail a notice and appropriate transmittal materials to each Record Holder whose shares of REXX Common Stock shall have been converted into TWGI Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering outstanding Certificates. Promptly after receipt of properly completed transmittal materials, together with the Certificates that formerly evidenced and represented the Record Holders' shares of REXX Common Stock, the Exchange Agent shall deliver the consideration to which such Record Holders are entitled pursuant to Sections 1.07(a) and (g) hereof, and the surrendered Certificates shall forthwith be cancelled. The Exchange Agent shall not be obligated to deliver the consideration to which any Record Holder is entitled as a result of the Merger until such Record Holder shall have surrendered the Certificate(s) that formerly evidenced and represented shares of REXX Common Stock outstanding immediately prior to the Effective Time for exchange as provided in this Section 1.07(c). In the case of lost or stolen certificates, the Exchange Agent may require such Record Holder to execute a bond of the kind and amount it deems necessary or appropriate to indemnify the Exchange Agent in a manner reasonably satisfactory to it against all such claims, expenses and liabilities as may arise out of its payment to such registered holder in the absence of the surrender of a certificate. After the Effective Time, each Certificate that evidenced and represented shares of REXX Common Stock outstanding immediately prior to the Effective Time shall be deemed for all corporate purposes to evidence and represent only the right of the Record Holder to receive the consideration provided in Section 1.07(a) hereof, upon compliance with the provisions of this
Section 1.07(c), and shall evidence and represent no further interest of any kind or nature whatsoever in REXX.

                  (d) Until surrendered as provided in Section 1.07(c) hereof, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of TWGI Common Stock into which the shares represented by such Certificate have been converted; however, no dividend or other distribution payable with respect to the shares of TWGI Common Stock shall be paid to a Record Holder until such shareholder surrenders his or her Certificate(s) for exchange as provided in Section 1.07(c), at which time, subject to Section 1.07(g) below, such shareholder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such shareholder pursuant to this Section 1.07(d). Certificates surrendered for exchange by any person constituting an "affiliate" of REXX for purposes of Rule 145(c) under the Securities Act shall contain any legends required by applicable law.

                  (e) As of the Effective Time, the stock transfer books of REXX shall be closed, and no transfers of REXX Common Stock by such holder shall thereafter be made or recognized. On the Closing Date (as hereinafter defined), REXX shall deliver to TWGI a certified copy of its list of shareholders as of such date.

                  (f) In the event that prior to the Effective Time the outstanding shares of REXX Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like change in capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of TWGI Common Stock to be thereafter delivered pursuant to this Agreement.

                  (g) Notwithstanding any other provision hereof, each holder of REXX Common Stock who would otherwise have been entitled to receive a fraction of a share of TWGI Common Stock (after taking into account all Certificates delivered by such shareholder and aggregating all such fractional interests) shall receive one (1) additional share of TWGI Common Stock. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                  (h) The holders of the REXX Common Stock shall not have the rights to payment for their shares, as provided by Section 623 of the BCL, pursuant to the provisions of Section 910 of the BCL.

                  (i) At the Effective Time, each REXX Option whether or not exercisable, shall be converted into and become an option with respect to TWGI Common Stock, and TWGI shall assume each REXX Option, in accordance with the terms of the REXX plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) TWGI and a committee of its Board of Directors shall be substituted for REXX and a committee of its Board of Directors (including, if applicable, the entire Board of Directors of REXX) administering the REXX stock option plan, (ii) each REXX Option assumed by TWGI may be exercised solely for TWGI Common Stock, (iii) the number of shares of TWGI Common Stock subject to each REXX Option shall be equal to the number of shares of REXX Common Stock subject to such REXX Option immediately prior to the Effective Time and (iv) the per share exercise price to purchase shares of TWGI Common Stock shall be equal to the per share exercise price under each REXX Option. Notwithstanding the foregoing, TWGI shall not be obligated to issue any fraction of a share of TWGI Common Stock upon the exercise of a REXX Option subsequent to the Effective Time. As soon as reasonably practicable after the Effective Time, TWGI shall register on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), shares of TWGI Common Stock which may be acquired upon the exercise of the former REXX Option.

                      (j) At the Effective Time, each share of common stock of RAC, issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one outstanding share of REXX Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of RAC Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of REXX Common Stock into which such shares of RAC Common Stock shall have been converted.

         Section 1.08 Creation of Whitestone Acquisition Corp.. In order to effectuate the combination of the non-REXX interests in the transactions contemplated by this Agreement, TWGI shall cause WAC to be organized. As soon as practical following its organization, TWGI shall cause WAC to ratify, approve and adopt this agreement.

         Section 1.09. Definitions. As used in this Agreement, the following terms have the following meanings; those defined in the singular shall have the same meaning when used in the plural and vice versa.

         Action means any suit at law or equity, claim, proceeding or investigation.

         Affiliated Person means, with respect to a party, any shareholder, member, director, officer, employee, manager, representative, Related Party or entity or person controlling, controlled by or under common control with such party.

         Applicable Laws means, with respect to a party, all laws, statutes, ordinances, orders, rules, regulations, policies, and guidelines promulgated, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to either TWGI or REXX, respectively, or their respective businesses or properties.

         BJB Holdings means BJB Holdings Corp., a New York corporation.

         Closing and Closing Date shall have the meanings assigned to such terms by Article II.

         Contracts means all enforceable contracts, agreements, leases, arrangements and understandings, written or oral.

         Effective Date and Effective Time shall have the meanings assigned to such terms by Article II.

         Material Adverse Effect means any change in REXX or TWGI, as the context indicates, involving or affecting the general business affairs, financial condition, management, stockholders' equity or results of operations of such company which, individually or in combination with other changes, is both material and adverse.

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         Merger means the combination of REXX and RAC pursuant to New York law with REXX as the Surviving Corporation.

         Proxy Actions means the proposals to be voted upon by the REXX shareholders at the next meeting of shareholders with respect to the Watkins Sale and the Merger.

         Proxy Statement means the document prepared by REXX and transmitted to its shareholders in connection with the Watkins Sale and the Merger, as the same shall be amended or supplemented.

         RAC means REXX Acquisition Corp., a New York corporation to be at the Effective Time wholly-owned by TWGI, created to effectuate the Merger.

         RAC Common Stock means the common stock, no par value, of RAC.

         Related Party means a current 5% or more shareholder, director, officer, or any person related to such persons by blood or marriage.

         REXX Options means those rights to purchase shares of REXX Common Stock outstanding as of the Effective Time.

         Surviving Corporation means REXX, the corporation resulting from the combination of REXX and RAC pursuant to the Merger.

         WA means Wilshire Advisers, LLC, a New York limited liability company.

         WAC means Whitestone Acquisition Corp., a New York corporation wholly-owned by TWGI and created to effectuate the merger with BJB Holdings and the acquisition of BJB's subsidiaries.

         Watkins means Watkins Contracting, Inc., a California corporation and wholly-owned subsidiary of REXX.

         Watkins Sale means the sale by REXX of Watkins pursuant to a stock purchase agreement dated June 10, 1999.

         W Capital means Whitestone Capital Markets, Inc., a New York corporation.

         WG means The Whitestone Group, LLC, a New York limited liability company.

         WI and WII mean, respectively, Wilshire Holdings I and Wilshire Holdings II, both New York corporations which, at the Effective Time, will be wholly-owned subsidiaries of BJB Holdings I.

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         WIn means Wilshire Investors, LLC, a Wisconsin limited liability company.

         WLA means Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company.

         WNY means Wilshire New York Advisers II, LLC, a New York limited liability company.

         WP means Wilshire Partners, LLC, a Florida limited liability company.

                                   ARTICLE II

                             CONSUMMATION OF MERGER

         The closing of the Merger ("Closing") will take place as soon as practicable after the approval of the Proxy Actions by the shareholders of REXX (the "Closing Date"), at the offices of Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021, at 10:00 a.m. or at or on such other time, date and place, or by facsimile or overnight delivery, as shall be mutually agreed to by the Parties. At the time of the Closing, the parties will cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of New York, in such form as required by and executed in accordance with the BCL. The date and time of the filing of the Certificate of Merger shall be the "Effective Date" or "Effective Time" as used herein.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF REXX

         In order to induce TWGI to enter into this Agreement, REXX represents and warrants to TWGI that the statements contained in this Article III are true, correct and complete (except as otherwise indicated the statements contained in this Article III do not relate to Watkins):

         Section 3.01 Organization and Standing. REXX is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The name under which REXX was originally incorporated was "Computronic Services, Inc." REXX is not in default in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or its By-laws. REXX is qualified to do business in each jurisdiction where the nature of its activities would require it to so qualify, except where the failure to so qualify could not have a REXX Material Adverse Effect.

         Section 3.02 Corporate Power and Authority. REXX has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of REXX and the Agreement has been duly executed and delivered by REXX and constitutes the legal, valid and binding obligation of REXX, enforceable against REXX in accordance with its terms, which in some cases are subject to the approval and adoption of those transactions contemplated by this Agreement by REXX's shareholders.

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         Section 3.03 Conflicts; Consents and Approvals. Except as set forth on
Schedule 3.03, neither the execution or delivery of this Agreement by REXX nor the consummation of the transactions contemplated by this Agreement will:

                      (a) violate or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or both) to terminate, accelerate or call a default under any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of REXX, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation of REXX filed as an exhibit to the REXX SEC Documents (as defined in Section 3.07 of this Agreement);

                      (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to REXX or its properties or assets; or

                      (c) require REXX to obtain any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentally or authority except for (i) the filing of the Certificate of Merger, together with the required officers' certificates; (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and the American Stock Exchange within fifteen (15) days after the Closing Date; (iii) any filings as may be required under applicable state securities laws; and (iv) the filing of the Registration Statement (as defined in Section 5.1(b) hereof) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and clearance thereof by the SEC to approve the Proxy Actions.

         Section 3.04 Legal Proceeding. There is no Action pending or, to the knowledge of REXX, threatened against REXX which could have a REXX Material Adverse Effect or a material adverse effect on the ability of REXX to consummate the transactions contemplated by this Agreement.

         Section 3.05 Brokerage and Finder's Fees. Neither REXX nor any of its directors, officers or employees has incurred, or will incur, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         Section 3.06 Authorization and Issuance of REXX Common Stock. The authorized capital stock of REXX consists of 12,000,000 shares of REXX Common Stock, of which 2,467,576 shares were issued and outstanding as of September 30, 1999, excluding treasury shares, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued or outstanding. The aggregate number of all outstanding REXX Options, REXX Options subject to grant, warrants and other rights to receive shares of REXX Common Stock are set forth in Exhibit B attached hereto. In connection with the Watkins Sale, REXX will acquire 125,000 currently issued and outstanding shares of REXX Common Stock. All of the issued and outstanding shares of the REXX Common Stock were issued in compliance in all material respects with the registration requirements of all applicable federal and state securities laws or pursuant to valid exemptions therefrom. Each outstanding share of REXX Common Stock has been duly authorized and validly issued and is fully paid and nonassessable, and no share of REXX Common Stock has been issued in violation of preemptive or similar rights.

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         Section 3.07 SEC Documents; Absence of Changes. REXX has delivered to
TWGI REXX's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999, its Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1998, as amended, its Form 8-K dated June 15, 1999 and its Proxy Statement with respect to its 1998 Annual Meeting of Shareholders (collectively, the "REXX SEC Documents"). The REXX SEC Documents were true and complete in all material respects as at their respective dates, and did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. Since the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, there has not been any REXX Material Adverse Effect not reflected in the REXX SEC Documents.

         Section 3.08 Voting Agreement. All of the persons and/or entities deemed affiliates of REXX within the meaning of Rule 145 promulgated under the Securities Act are listed on Exhibit C hereto (the "REXX Affiliates"), and all except Messrs. Barone and Watkins have agreed in writing to vote for approval of the Proxy Actions, pursuant to a Voting Agreement attached hereto or Exhibit D ("Voting Agreements").

         Section 3.09 Complete Disclosure. No representation or warranty by REXX in this Agreement or in any schedule delivered by or on behalf of REXX contains, or will contain as of the Effective Time, any untrue statement of a material fact or omits, or will omit as of the Effective Time, a material fact necessary to make the statements contained herein or therein not misleading.

         Section 3.10 Proxy Statement/Prospectus. The written information supplied by REXX expressly for the purpose of inclusion in the proxy statement/prospectus to be sent to the shareholders of REXX in connection with the meeting of REXX's shareholders (the "REXX Shareholders Meeting") shall not, on the date the Proxy Statement is first mailed to REXX's Shareholders or at the time of the REXX Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time between the filing of the Registration Statement and the Effective Time any event or information should be discovered by REXX that should be set forth in a supplement to the Proxy Statement, REXX shall promptly inform TWGI. Notwithstanding the foregoing, REXX makes no representation, warranty or covenant with respect to any information supplied by TWGI that is contained in any of the foregoing documents.

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         Section 3.11 Environmental Matters. REXX is operating and has at all times operated its business in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply with such Environmental Laws. Except as disclosed on Schedule 3.11 REXX has not received any citation, inquiry or other communication, or is a party to any Action, that relates or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a REXX Material Adverse Effect. To REXX's knowledge, Watkins is in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply with such Environmental Laws. Except as disclosed in Schedule 3.11, to REXX's knowledge, Watkins has not received any citation, inquiry or other communication, or is a party to any Action, that relates or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a REXX Material Adverse Effect. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 690-1, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

         Section 3.12 Insurance. REXX has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the property and business of REXX in accordance with normal industry practice. REXX has provided TWGI a true, correct and complete list of all insurance policies and bonds in force in which REXX is named as an insured party, or for which it has paid any premiums (the "Policies"), and such list correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amount, if any, the expiration date and the premium amount of each such policy or bond. All such Policies are currently in full force and effect and no notice of cancellation or termination has been received by REXX with respect to any such policy. REXX will continue all of such Policies in full force and effect through the date of the Watkins Sale as they relate to Watkins, and as to all other policies through the Closing Date. All premiums currently due and payable on such Policies have been paid. REXX is not a co-insurer under any term of any insurance policy except as set forth in the Policies.

         Section 3.13 Officers and Employees of REXX. Except as disclosed in
Schedule 3.13, no present or former Related Party of REXX has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions in excess of $10,000 in the aggregate with, REXX.

         Section 3.14 Audited and Unaudited Financial Statements. REXX has furnished to TWGI the unaudited financial statements for the period ended September 30, 1999 and the audited financial statements for the fiscal year ended December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of REXX, have been prepared in accordance with GAAP on a consistent basis for all periods presented, are true and correct in all material respects and fairly present the financial condition and results of operations of REXX as of the date stated and the results of operations of REXX for the periods then ended in accordance with such practices.

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         Section 3.15 Undisclosed Liabilities. REXX has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

                      (a) those disclosed on Schedule 3.15 hereto;

                      (b) those set forth in the Financial Statements which have not been paid or discharged since the date thereof;

                      (c) those contractual obligations arising after the date of this Agreement under agreements or other commitments specifically identified in Schedule 3.24; and

                      (d) those current liabilities (including provisions for current and deferred income tax) incurred since September 30, 1999, in transactions entered into in the ordinary course of business consistent with past practices which are properly reflected on its books and which are not inconsistent with the other representations, warranties and agreements of REXX set forth in this Agreement.

         Section 3.16 Absence of Certain Changes. Since September 30, 1999, other than as set forth on Schedule 3.16 attached hereto, there has not been:

                      (a) any REXX Material Adverse Effect, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such REXX Material Adverse Effect, including, without limitation, any Material Adverse Effect relating to a relationship with any existing investor, borrower, or existing agent of REXX;

                      (b) any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of REXX, or any direct or indirect redemption, repurchase or other acquisition by REXX of any of REXX capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

                      (c) any transaction entered into or carried out by REXX other than in the ordinary and usual course of REXX's business consistent with past practices;

                      (d) any borrowing or agreement to borrow funds by REXX, any incurring by REXX of any other obligation or liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of REXX's business consistent with past practices, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by REXX;

                      (e) any material change in REXX's accounting principles or practices or its method of application of such principles or practices;

                      (f) any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of REXX;

                      (g) any sale, lease, transfer, abandonment, license, assignment or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties, rights or assets of REXX;

                      (h) any loan or advance made by REXX to any person except in the ordinary and usual course of business;

                      (i) any modification, waiver, change, amendment, release, recision or termination of, or accord and satisfaction with respect to, any term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

                      (j) any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of REXX, including, with limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown;

                      (k) any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of REXX; or

                      (l) any Contract entered into by REXX that is not able to be terminated by REXX on 30 days or fewer advance notice without penalty or premium or which is outside the ordinary and usual course of business.

         Section 3.17 Taxes.

                      (a) Except as disclosed in Schedule 3.17(a), REXX has duly paid or accrued all federal, state, local and foreign taxes, assessments, fees and other governmental charges (hereinafter, "Taxes") when due and payable. Except as disclosed in Schedule 3.17(a), REXX has duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all Taxes arising under such returns and reports (regardless of whether reflected thereon) have been fully paid or shall be adequately reserved for in the Financial Statements, and shall be timely paid when due. No claim has been made by authorities in any jurisdiction where REXX did not file tax returns that it is or may be subject to taxation therein. All tax payments relating to employees, including income tax withholding, FICA, FUTA, unemployment and workers' compensation payments due and payable as of the date hereof have been fully and timely paid or accrued.

                      (b) REXX has delivered copies of all federal, state, local, and foreign income tax returns filed with respect to REXX for taxable periods ended on or after December 31, 1997. Except as disclosed in Schedule 3.17(b), there have been no audits conducted by taxing authorities with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the knowledge of REXX, threatened federal, state, local or foreign tax audit or assessment of REXX and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of REXX.

                      (c) All Taxes attributable to the existence or operation of REXX shall, to the extent not already paid, be properly reflected in the Financial Statements as at or through the Closing Date in accordance with GAAP consistently applied.

                      (d) Except as disclosed in Schedule 3.17(d), REXX has not been a member of an affiliated, consolidated, combined or unitary group for purposes of taxes and has no liability under Treasury Regulation 1.1502-6. There exists no tax-sharing agreement or arrangement pursuant to which REXX is obligated to pay the tax liability of any other person or to indemnify any other person with respect to any tax.

         Section 3.18 Compliance with Law. REXX has complied and is in compliance in all material respects with all Applicable Laws except where the failure to so comply would not have a REXX Material Adverse Effect. Except as disclosed in Schedule 3.18, to REXX's knowledge, Watkins has complied and is in compliance in all material respects with the Applicable Laws which are applicable or relate to Watkins as its business or properties except where the failure to so comply would not have a REXX Material Adverse Effect. REXX has all governmental, self-regulatory and other non-governmental franchises, licenses, permits, consents, authorizations, approvals and certifications necessary or appropriate for the operation of its business or the ownership of its properties (collectively, "Permits"). Schedule 3.18 includes a list of all Permits held by REXX, each of which is currently valid and in full force and effect and, except as set forth on Schedule 3.18, will continue to be valid and in full force and effect immediately after the Effective Time. REXX is not in violation of any of the Permits, and there is no pending or, to the knowledge of REXX, any threatened proceeding which could result in the revocation, cancellation or inability of REXX to renew any Permit.

         Section 3.19 Proprietary Rights. (a) Schedule 3.19 sets forth:

                      (i) all names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which REXX owns or has the right to use or to which REXX is a party and the loss of which could have a REXX Material Adverse Effect; and

                      (ii) all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (i) and (ii) of this Section 3.19 being sometimes hereinafter referred to collectively as the "Proprietary Rights").

                      (b) Except as set forth in Schedule 3.19, REXX is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is not pending or, to the knowledge of REXX, threatened any investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to REXX's right, title or interest in any Proprietary Right.

                      (c) Except as set forth on Schedule 3.19, none of the Proprietary Rights (i) has been hypothecated, sold, assigned or licensed by REXX, or to the knowledge of the undersigned officer of REXX, any person; (ii) infringe upon or violate the proprietary rights of any person; (iii) to the knowledge of the undersigned officer of REXX, are subject to challenge, claims of infringement, unfair competition or other claims; or (iv) to the knowledge of REXX, are being infringed upon or violated by any person. REXX has not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which REXX uses, licenses or sells; and there is not pending or, to the knowledge of REXX, threatened any claim or litigation against REXX contesting the right of REXX to sell, engage in or employ any such product, process, method, or operation.

         Section 3.20 Restrictive Documents or Laws. Other than as set forth on
Schedule 3.20 attached hereto, REXX is not a party to or bound under any mortgage, lien, lease, agreement, Contract, instrument, law, order, judgment, decree or any similar restriction not of general application which adversely affects, or reasonably could be expected to so affect (a) the business, operations, assets, properties, rights, or condition (financial or otherwise) of REXX; (b) the continued operation of REXX's businesses immediately after the Closing Date on substantially the same basis as such business is currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

         Section 3.21 Bank Accounts, Depositories, Power of Attorney. Set forth in Schedule 3.21 is a true, correct and complete list of the names and locations of all banks or other depositories in which REXX has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in Schedule 3.21, no person has a power of attorney from REXX.

         Section 3.22 Title to and Condition of Properties. Except as set forth in Schedule 3.22, REXX has good, valid and marketable title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property (including without limitation property and assets shown or reflected on the Financial Statements) now used in and necessary for the conduct of its business as presently conducted and all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. All such properties are usable for their current uses without violating any Applicable Laws, or any applicable private restrictions. Except as set forth in Schedule 3.22, no financing statement under the Uniform Commercial Code or similar law naming REXX or any of its predecessors has been filed in any jurisdiction, and REXX is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. All tangible personal property owned, leased or used by REXX is suitable for the purpose or purposes for which it is being used and has been maintained in all material respects in accordance with the terms of any lease applicable thereto.

         Section 3.23 ERISA.

                      (a) Except as set forth in Schedule 3.23 hereof, REXX is not a party to an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by REXX and covers any employee or former employee of REXX and under which REXX or any Affiliate has any liability. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "Affiliate" of any person or entity includes any other person or entity which, together with such person or entity, could be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity.

                      (b) Schedule 3.23 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by REXX or any of its Affiliates, and (iii) covers any employee or former employee of REXX or any of its Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to TWGI are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                      (c) Except as set forth in Schedule 3.23, there is no liability in respect of post-retirement health and medical benefits for retired employees of REXX or any of its Affiliates other than such medical benefits which are required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). REXX has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of REXX or Affiliates under the terms of any such plan and written descriptions thereof given to employees. With respect to any of REXX's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed thereunder so that REXX and its Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

                      (d) Except as set forth in Schedule 3.23, there has been no amendment to, written interpretation or announcement (whether or not written) by REXX or any of its Affiliates relating to any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended immediately prior to the Closing Date.

                      (e) Other than as set forth in Schedule 3.23, REXX is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $25,000 to any officer, consultant, director or employee.

                      (f) The execution and consummation of the Merger does not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of REXX that has not been specifically disclosed on Schedule 3.23 or which is not material to the financial condition or business of REXX.

                      (g) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

         Section 3.24 Contracts. Schedule 3.24 lists all Contracts to which REXX is a party which are material to the financial condition, operations, assets or business of REXX or are with any Related Party or any person controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of REXX. All of such Contracts are valid and binding on REXX, in full force and effect, and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (y) general principles of equity, whether considered in a proceeding at law or in equity. To the knowledge of REXX, it is not in violation of, or in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default under, any such Contract.

         Section 3.25 Affiliated Transactions. Schedule 3.25 includes a list of all amounts in excess of $10,000 in the aggregate payable to REXX by any Affiliated Person of REXX (the "Related Party Receivables") and all such amounts payable by REXX to any Affiliated Person of REXX (the "Related Party Payables") as of the date of this Agreement, specifying the payer, payee, amount, terms of repayment, maturity date and any contractual set off rights of the payer of each Related Party Receivable and Related Party Payable. Except as disclosed in
Schedule 3.25 and subject to the $10,000 exclusion, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, REXX. REXX has no agreement or understanding with any Related Party which would influence any such person not to become associated with or employed by TWGI from and after the Closing or from serving TWGI after the Closing in a capacity similar to the capacity presently held with REXX.

         Section 3.26 No Conflict or Default. Other than as set forth in
Schedule 3.26 attached hereto, neither the execution and delivery of this Agreement by REXX, nor compliance by REXX with the terms and provisions of this Agreement, including without limitation the consummation of the Merger, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation, By-laws, or other organizational document of REXX, or of any material Contract, writ, order, decree, restriction, legal obligation or instrument to which REXX is a party or by which REXX or any of its assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of REXX, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of REXX, or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon, REXX or any of its securities, properties, assets or business.

         Section 3.27 Books of Account; Records. REXX's general ledgers, stock record books, minute books and other records relating to the assets, properties, contracts and outstanding legal obligations of REXX, as the case may be, are complete and correct in all material respects and have been maintained in accordance with good business practices.

         Section 3.28 Subsidiaries. The only direct or indirect subsidiaries of REXX are those named in Schedule 3.28 (individually, a "Subsidiary", and collectively the "Subsidiaries") all of which are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, with full power and authority to carry on their respective businesses as now conducted and to own or lease or operate their properties in the places where their respective businesses are now conducted and such properties are now owned, leased or operated. All of the issued and outstanding voting securities of the Subsidiaries are owned, of record and beneficially, by REXX, free and clear of any lien or encumbrance whatsoever, and are duly authorized, validly issued, fully paid and non-assessable. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Subsidiary and no contracts to which REXX or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Subsidiaries. Neither REXX nor any Subsidiary beneficially owns, directly or indirectly, any equity securities, profit or loss interest, or capital interest of any entity other than the Subsidiaries, the Joint Ventures described in
Section 3.29 below or as set forth in Schedule 3.28. Each of the Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where the business of or properties owned or leased by it requires such Subsidiary to be so qualified.

         Section 3.29 Joint Ventures. The only joint ventures or partnerships in which REXX or any Subsidiary is a joint venturer or partner are those listed in
Schedule 3.29 (individually, a "Joint Venture", and collectively the "Joint Ventures"). Each Joint Venture is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power to carry on its business and to own or lease or operate its properties in the places where such business is now conducted and such properties are now owned, leased or operated. REXX has made available to TWGI complete and correct copies of all instruments governing the Joint Ventures, as in effect on the date hereof, including all amendments thereto. Except as set forth in Schedule 3.29 hereto:

                      (a) the interests in the Joint Ventures owned by REXX or any Subsidiary are duly authorized and issued, have received all necessary governmental approvals and are held by REXX or such Subsidiary free and clear of any liens, claims or encumbrances whatsoever;

                      (b) the properties and assets of the Joint Ventures are held by them free and clear of any liens, claims or encumbrances whatsoever, other than liens for current taxes which are not delinquent and liens securing debt to REXX; and

                      (c) any and all loans made by REXX to such Joint Ventures are valid and enforceable in accordance with their terms, and individually or in the aggregate do not violate any restrictions or regulations established by law.

         Section 3.30 Employment Agreements; Severance. Except for the employment agreements set forth in Schedule 3.30, REXX is not a party to any employment or severance agreement. Neither the consummation of the Merger nor the passage of time following the consummation of the Merger will result in any payment becoming due from REXX or any Subsidiary to any officer or employee thereof.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF TWGI

         In order to induce REXX to enter into this Agreement, TWGI on behalf of itself and the Affiliates, hereby represents and warrants to REXX that the statements contained in this Article IV are true, correct, and complete (the term "Affiliate" or "Affiliates" as used in this Article IV shall include WG, WA, WP, WI, WII, WIn, WLA, WNY, W Capital, BJB Holdings, WAC and RAC):

         Section 4.01 Organization and Standing of TWGI, BJB Holdings, WAC and RAC. TWGI, and upon the completion of their organization and at the Effective Time BJB Holdings, WAC and RAC will be corporations duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority (corporate and other) to own, lease, use and operate their properties and to conduct their business as and where now owned, leased, used, operated and conducted. TWGI, BJB Holdings, WAC and RAC are duly qualified to do business and are in good standing in each jurisdiction where the nature of their activities would require them to so qualify, except where the failure to so qualify would not have a Material Adverse Effect on TWGI, BJB Holdings, WAC or RAC. TWGI, BJB Holdings, WAC and RAC are not in default in the performance, observation or fulfillment of any provision of their Certificates of Incorporation or Bylaws.

         Section 4.02 Organization and Standing of WA and WNY. WA and WNY are limited liability companies duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate their properties and to conduct their business as and where now owned, leased, used, operated and conducted. WA and WNY are duly qualified to do business and are in good standing in New York, are not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by them nor the properties they own, lease or operate requires them to qualify to do business as a foreign corporation in any other jurisdiction. WA and WNY are not in default in the performance, observation or fulfillment of any provision of their Certificate of Organization or Operating Agreement. WA and WNY are registered certified capital companies under Section 11 et seq. of the New York Tax Law and are in compliance with such law and meets all the requirements to maintain such status.

         Section 4.03 Organization and Standing of WG. WG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WG is duly qualified to do business and is in good standing in New York and in all other jurisdictions where being so qualified is material to its business, and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WG is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement.

         Section 4.04 Organization and Standing of WP. WP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WP is duly qualified to do business and is in good standing in the State of Florida, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WP is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement. WP is a registered certified capital company under the Florida Certified Capital Company Act and is in compliance with such Act and meets all of the requirements to maintain such status.

         Section 4.05 Organization and Standing of W Capital and WI. WI and W Capital are each a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WI and W Capital are each duly qualified to do business and is in good standing in New York, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WI and W Capital are each not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation or By-laws. W Capital was formed for the purpose of initiating in the near future the broker-dealer activities proposed for TWGI, although no regulatory filings have been made as of the date hereof.

         Section 4.06 Organization and Standing of WII. WII is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WII is duly qualified to do business and is in good standing in New York, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WII is not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation or By-laws.

         Section 4.07 Organization and Standing of WIn. WIn is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WIn is duly qualified to do business and is in good standing in Wisconsin, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WIn is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement. WIn is a registered certified capital company under Section 76.635 Wisconsin Statues (1999) and is in compliance with such law and meets all the requirements to maintain such status.

         Section 4.08 Organization and Standing of WLA. WLA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WLA is duly qualified to do business and is in good standing in the State of Louisiana, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WLA is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement. WLA is a registered certified capital company under the Louisiana Capital companies Tax Credit Program, La.R.S.51:1921, et seq., and is in compliance with such law and meets all the requirements to maintain such status.

         Section 4.09 Capitalization and Security Holders. The authorized capital stock of TWGI consists of 30,000,000 shares of common stock, par value $0.02 per share ("TWGI Common Stock") of which 18,250,000 shares are issued and outstanding. Each share outstanding of TWGI Common Stock and each Affiliate membership interest or equity security has been duly authorized and validly issued and is fully paid and nonassessable, and no TWGI Common Stock has been issued in violation of preemptive or similar rights. Except as set forth in
Schedule 4.09, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer by TWGI or Affiliates or any of their shareholders or members, respectively, of any securities or interests of TWGI or Affiliates, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of TWGI or for membership interests of the Affiliates; and neither TWGI nor Affiliates have any obligations of any kind to issue any additional securities or to pay for any securities of TWGI or any predecessor. The issuance and sale of all securities of TWGI and Affiliates have been in full compliance in all material respects with the registration requirements of all applicable federal and state securities laws or pursuant to valid exemptions therefrom.

         Section 4.10 Subsidiaries. Except as set forth in Schedule 4.10, TWGI does not own, directly or indirectly, any equity or other ownership interest in any limited liability company, corporation, partnership, joint venture or other entity or enterprise. TWGI is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

         Section 4.11 Stock Ownership and Authority. At the Effective Time, all outstanding shares of capital stock of BJB Holdings and RAC will be owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever ("Restrictions"), except Restrictions on transfer imposed by or pursuant to federal or state securities laws or those set forth in Schedule 4.11. At the Effective Time, (i) TWGI will own free of Restrictions all of the equity securities of RAC and BJB Holdings, and (ii) BJB Holdings will own free of Restrictions all of the equity securities of WI and WII, which corporations will, in turn, own (a) all of the membership interests in WG, (b) 87% of the membership interests in WA, (c) 56.88% of the membership interests in WP. In connection with the Merger, holders of WG will own (x) all of the membership interests in WLA, (y) 65% of the membership interests in WI and (z) all of the capital stock of W Capital. The authorized capital stock of RAC consists of 200 shares of RAC Common Stock, which is the sole class entitled to vote. As of the date of this Agreement, no shares of RAC Common Stock are issued and outstanding; however, prior to the Effective Time, RAC will issue ten (10) shares of RAC Common Stock to TWGI, which shares will constitute the sole outstanding securities of RAC as of the Effective Time.

         Section 4.12 Corporate Power and Authority. TWGI, BJB Holdings, WAC and RAC have all requisite corporate power and authority to enter into and perform this Agreement and to carry out their obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and shareholder action on the part of TWGI, BJB Holdings, WAC and RAC. This Agreement has been duly executed and delivered by, constitutes the legal, valid and binding obligation of and is enforceable against TWGI, BJB Holdings, WAC and RAC in accordance with its terms.

         Section 4.13 Consents and Approvals. Except as set forth in Schedule
4.13 hereto, neither the execution and delivery of this Agreement by TWGI, BJB Holdings, WAC and RAC nor the consummation of the transactions contemplated by this Agreement requires or will require on behalf of TWGI or Affiliates any action or consent or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

         Section 4.14 Audited and Unaudited Financial Statements. TWGI has furnished to REXX the unaudited financial statements for the period ended September 30, 1999 and the audited financial statements for the fiscal year ended December 31, 1998 as specified in and attached to Schedule 4.14 (collectively, the "TWGI Financial Statements"). The TWGI Financial Statements have been prepared in accordance with the books and records of TWGI and Affiliates, as the case may be, have been prepared in accordance with GAAP on a consistent basis for all periods presented, are true and correct in all material respects and fairly present the financial condition and results of operations of TWGI and Affiliates as of the date stated and the periods then ended in accordance with such practices.

         Section 4.15 Undisclosed Liabilities. TWGI and Affiliates have no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

                      (a) those disclosed on Schedule 4.15 hereto;

                      (b) those set forth in the TWGI Financial Statements which have not been paid or discharged since the date thereof;

                      (c) those contractual obligations arising after the date of this Agreement under agreements or other commitments specifically identified in Schedule 4.25; and

                      (d) those current liabilities (including provisions for current and deferred income tax) incurred since September 30, 1999, in transactions entered into in the ordinary course of business consistent with past practices which are properly reflected on their books and which are not inconsistent with the other representations, warranties and agreements of TWGI and Affiliates set forth in this Agreement.

         Section 4.16 Absence of Certain Changes. Since September 30, 1999, other than as set forth on Schedule 4.16 attached hereto, there has not been:

                      (a) any Material Adverse Effect upon TWGI or Affiliates or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a Material Adverse Effect), including, without limitation, any Material Adverse Effect relating to a relationship with any existing investor, borrower, or agent of TWGI or Affiliates;

                      (b) any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder or member of TWGI or Affiliates, respectively, or any direct or indirect redemption, repurchase or other acquisition by TWGI or Affiliates of any of their capital stock or membership interests or any options, warrants, rights or agreements to purchase or acquire such stock or interests;

                      (c) any transaction entered into or carried out by TWGI or Affiliates other than in the ordinary and usual course of TWGI's or the Affiliates' business consistent with past practices;

                      (d) any borrowing or agreement to borrow funds by TWGI or Affiliates, any incurring by TWGI or Affiliates of any other obligation or liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of TWGI's or the Affiliates' business consistent with past practices, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by TWGI or Affiliates;

                      (e) any material change in TWGI's or Affiliates' accounting principles or practices or its method of application of such principles or practices;

                      (f) any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of TWGI or Affiliates;

                      (g) any sale, lease, transfer, abandonment, license, assignment or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties, rights or assets of TWGI or Affiliates;

                      (h) any loan or advance made by TWGI or Affiliates to any person except in the ordinary and usual course of business;

                      (i) any modification, waiver, change, amendment, release, recision or termination of, or accord and satisfaction with respect to, any term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

                      (j) any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of TWGI or Affiliates, including, with limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown;

                      (k) any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of TWGI or Affiliates; or

                      (l) any Contract entered into by TWGI or Affiliates that is not able to be terminated by TWGI or Affiliates on 30 days or fewer advance notice without penalty or premium or which is outside the ordinary and usual course of business.

         Section 4.17 Taxes.

                      (a) TWGI and Affiliates have duly paid all Taxes due and payable by TWGI and Affiliates. TWGI and Affiliates have duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, including any extensions related thereto, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all Taxes arising under such returns and reports (regardless of whether reflected thereon) have been fully paid or shall be adequately reserved for in the Financial Statements, and shall be timely paid when due. No claim has been made by authorities in any jurisdiction where TWGI or Affiliates did not file tax returns that it is or may be subject to taxation therein. All tax payments relating to employees, including income tax withholding, FICA, FUTA, unemployment and workers' compensation payments due and payable as of the date hereof have been fully and timely paid.

                      (b) TWGI has delivered to REXX copies of all federal, state, local, and foreign income tax returns filed with respect to TWGI and Affiliates for taxable periods ended on or after December 31, 1998. There have been no audits conducted by taxing authorities prior to the date of this Agreement. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any Taxes or assessments of any deficient or unpaid taxes are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the knowledge of TWGI or Affiliates, threatened federal, state, local or foreign tax audit or assessment of TWGI or Affiliates and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of TWGI or Affiliates.

                      (c) All Taxes attributable to the existence or operation of TWGI and Affiliates shall, to the extent not already paid, be properly reflected in the TWGI Financial Statements as at or through the Closing Date in accordance with GAAP consistently applied.

                      (d) TWGI or Affiliates have never been a member of any affiliated, consolidated, combined or unitary group for purposes of taxes and TWGI has no liability under Treasury Regulation 1.1502-6. There exists no tax-sharing agreement or arrangement pursuant to which TWGI or Affiliates is obligated to pay the tax liability of any other person or to indemnify any other person with respect to any tax.

         Section 4.18 Compliance with Law. TWGI and Affiliates have complied and are in compliance in all material respects with all Applicable Laws except where the failure to so comply would not have a TWGI Material Adverse Effect. TWGI and Affiliates have all Permits necessary or appropriate for the operation of their businesses or the ownership of properties (collectively, the "Permits").
Schedule 4.18 includes a list of all Permits held by TWGI or Affiliates, each of which is currently valid and in full force and effect and, except as set forth on Schedule 4.18, will continue to be valid and in full force and effect immediately after the Effective Time. TWGI or Affiliates is not in violation of any of the Permits, and there is no pending or, to the knowledge of TWGI, any threatened proceeding which could result in the revocation, cancellation or inability of TWGI or Affiliates to renew any Permit.

         Section 4.19 Proprietary Rights. Schedule 4.19 sets forth:

                      (a) all names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which TWGI and Affiliates own or have the right to use or to which TWGI or Affiliates is a party; and

                      (b) all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this Section 4.19 being sometimes hereinafter referred to collectively as the "Proprietary Rights").

                      (c) Except as set forth in Schedule 4.19, TWGI and Affiliates are the sole and exclusive owners of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is not pending or, to the knowledge of TWGI threatened any investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to TWGI's or Affiliates' right, title or interest in any Proprietary Right.

                      (d) Except as set forth on Schedule 4.19, none of the Proprietary Rights (i) has been hypothecated, sold, assigned or licensed by TWGI or Affiliates, or to the best knowledge of TWGI or Affiliates, any person; (ii) to the knowledge of TWGI or Affiliates, infringe upon or violate the proprietary rights of any person; (iii) to the knowledge of TWGI or Affiliates, are subject to challenge, claims of infringement, unfair competition or other claims; or
(iv) to the knowledge of TWGI or Affiliates, are being infringed upon or violated by any person. TWGI or Affiliates have not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which TWGI or Affiliates uses, licenses or sells; and there is not pending or, to the best knowledge of TWGI or Affiliates, threatened any claim or litigation against TWGI or Affiliates contesting the right of TWGI or Affiliates to sell, engage in or employ any such product, process, method, or operation.

         Section 4.20 Restrictive Documents or Laws. Other than as set forth on
Schedule 4.20 attached hereto, TWGI or Affiliates is not a party to or bound under any mortgage, lien, lease, agreement, Contract, instrument, law, order, judgment, decree or any similar restriction not of general application which adversely affects, or reasonably could be expected to so affect (a) the business, operations, assets, properties, rights, or condition (financial or otherwise) of TWGI or Affiliates; or (b) the consummation of the transactions contemplated by this Agreement.

         Section 4.21 Insurance. TWGI and Affiliates have been and are insured with respect to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the property and business of TWGI and Affiliates in accordance with normal industry practice. TWGI has provided to REXX a true, correct and complete list of all insurance policies and bonds in force in which TWGI or Affiliates is named as an insured party, or for which they have paid any premiums (the "Policies"), and such list correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amount, if any, the expiration date and the premium amount of each such policy or bond. All such Policies are currently in full force and effect and no notice of cancellation or termination has been received by TWGI or Affiliates with respect to any such policy. TWGI and Affiliates will continue all of such Policies in full force and effect through the Closing Date. All premiums currently due and payable on such Policies have been paid. TWGI or Affiliates is not a co-insurer under any term of any insurance policy except as set forth in the Policies.

         Section 4.22 Power of Attorney. Set forth in Schedule 4.22 is a true, correct and complete list of the names and locations of all banks or other depositories in which TWGI and RAC have accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in Schedule 4.22, no person has a power of attorney from TWGI , WAC or RAC.

         Section 4.23 Title to and Condition of Properties. Except as set forth in Schedule 4.23, TWGI and Affiliates have good, valid and marketable title to all of their assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property (including without limitation property and assets shown or reflected on the TWGI Financial Statements) now used in and necessary for the conduct of their business as presently conducted and all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. All such properties are usable for their current uses without violating any Applicable Laws, or any applicable private restrictions. Except as set forth in Schedule 4.23, no financing statement under the Uniform Commercial Code or similar law naming TWGI or Affiliates or any of their predecessors has been filed in any jurisdiction, and TWGI or Affiliates is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. All tangible personal property owned, leased or used by TWGI or Affiliates is suitable for the purpose or purposes for which it is being used and has been maintained in all material respects in accordance with the terms of any lease applicable thereto.

         Section 4.24 Brokerage and Finder's Fees. Neither any shareholder of TWGI, TWGI nor any of the Affiliates, directors, officers or employees has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         Section 4.25 Legal Proceedings. Except as described in Schedule 4.25,
(a) there are no Actions pending or, to the knowledge of TWGI, threatened against or relating to TWGI or any of its Affiliates, officers, directors, current or former shareholders, members or employees; and (b) to the knowledge of TWGI, there exist no disputes, conflicts, or circumstances providing the basis for a dispute or conflict which could result in any such Action. There are no Actions pending or, to the knowledge of TWGI, threatened for the purpose of enjoining or preventing this Agreement or any transaction contemplated by this Agreement. TWGI or Affiliates are not subject to any judgment, order or decree, or any governmental restriction, which could have a material adverse effect on the ability of TWGI or Affiliates to acquire any property or conduct business as presently conducted.

         Section 4.26 ERISA.

                      (a) Except as set forth in Schedule 4.26 hereof, neither TWGI nor the Affiliates is a party to an "employee benefit plan", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by TWGI or any Affiliate and covers any employee or former employee of TWGI or any Affiliate and under which TWGI or any Affiliate has any liability. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "Affiliate" of any person or entity includes any other person or entity which, together with such person or entity, could be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity.

                      (b) Schedule 4.26 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by TWGI or any of its Affiliates, and (iii) covers any employee or former employee of TWGI or any of its Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to REXX are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                      (c) Except as set forth in Schedule 4.26, there is no liability in respect of post-retirement health and medical benefits for retired employees of TWGI or any of its Affiliates other than such medical benefits which are required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). TWGI has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of TWGI or Affiliates under the terms of any such plan and written descriptions thereof given to employees. With respect to any of TWGI's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed thereunder so that TWGI and its Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

                      (d) Except as set forth in Schedule 4.26, there has been no amendment to, written interpretation or announcement (whether or not written) by TWGI or any of its Affiliates relating to any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended immediately prior to the Closing Date.

                      (e) Other than as set forth in Schedule 4.26, TWGI or Affiliates is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than Twenty-Five Thousand Dollars ($25,000) to any officer, consultant, director or employee.

                      (f) The execution and consummation of the Merger does not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of TWGI or Affiliates that has not been specifically disclosed on Schedule 4.26 or which is not material to the financial condition or business of TWGI or Affiliates.

                      (g) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

         Section 4.27 Contracts. Schedule 4.27 lists all Contracts, to which TWGI and Affiliates are a party which are material to the financial condition, operations, assets or business of TWGI or Affiliates or are with any present or former Related Parties or any person controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of TWGI or Affiliates. All of such Contracts are valid and binding on TWGI and Affiliates, in full force and effect, and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (y) general principles of equity, whether considered in a proceeding at law or in equity. Neither TWGI or Affiliates, is in violation of, or in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default under, any such Contract.

         Section 4.28 Affiliated Transactions. Schedule 4.28 includes a list of all amounts payable to TWGI or Affiliates by any Affiliated Person of TWGI or Affiliates (the "Related Party Receivables") and all amounts payable by TWGI or any Affiliate to any Affiliated Person of TWGI or Affiliates (the "Related Party Payables") as of the date of this Agreement, specifying the payer, payee, amount, terms of repayment, maturity date and any contractual set off rights of the payer of each Related Party Receivable and Related Party Payable. Except as disclosed in Schedule 4.28, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, TWGI or Affiliates.

         Section 4.29 No Conflict or Default. Other than as set forth in
Schedule 4.29, neither the execution and delivery of this Agreement by TWGI, nor compliance by TWGI with the terms and provisions of this Agreement, including without limitation the consummation of the Merger, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation, By-laws, or other organizational document of TWGI or Affiliates, or of any material Contract, writ, order, decree, restriction, legal obligation or instrument to which TWGI or Affiliates is a party or by which TWGI or Affiliates or any of their respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of TWGI or Affiliates, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of TWGI or Affiliates, or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon, TWGI, the Affiliates or any of their securities, properties, assets or business.

         Section 4.30 Books of Account; Records. TWGI's and Affiliates' general ledgers, stock record books, minute books and other records relating to the assets, properties, contracts and outstanding legal obligations of TWGI and Affiliates, as the case may be, are complete and correct in all material respects and have been maintained in accordance with good business practices.

         Section 4.31 Officers, Employees and Compensation. Schedule 4.31 sets forth the names of all directors, officers and employees of TWGI and Affiliates, the total salary, bonus, fringe benefits and perquisites each received in the year ending December 31, 1998, and any changes to the foregoing which have occurred subsequent to December 31, 1998. Except as disclosed in Schedule 4.31, there are no other forms of compensation paid to any such director, officer or employee of TWGI and Affiliates. Except as disclosed in Schedule 4.31, the amounts accrued on the Financial Statements for vacation pay, sick pay, and all commissions and other fees payable to agents, salesmen and representatives of TWGI and Affiliates will be adequate to cover TWGI's liabilities for all such items. TWGI and Affiliates have not become obligated, directly or indirectly, to any Related Party, except for current liability for such compensation. Except as set forth in Schedule 4.31, to the knowledge of TWGI, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, TWGI or Affiliates.

         Section 4.32 Proxy Statement Prospectus. The written information supplied by TWGI or Affiliates for the purpose of inclusion in the Proxy Statement to be sent to the shareholders of REXX in connection with the REXX Shareholders Meeting shall not, on the date the Proxy Statement is first mailed to REXX's Shareholders or at the time of the REXX Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time after the Effective Time any event or information should be discovered by TWGI or Affiliates that should be set forth in a supplement to the Proxy Statement, TWGI or Affiliates shall promptly inform REXX. Notwithstanding the foregoing, TWGI makes no representation, warranty or covenant with respect to any information supplied by the REXX that is contained in any of the foregoing documents.

         Section 4.33 Confidential Private Placement Memorandum. TWGI represents and warrants that the Confidential Private Placement Memorandum of WP, dated January 8, 1999, is true and complete and does not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 4.34 Complete Disclosure. No representation or warranty by TWGI or Affiliates in this Agreement or in any Schedule delivered by or on behalf of TWGI or Affiliates contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

         Section 5.01 Mutual Covenants

                      (a) General. Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of the conditions set forth in Article VI of this Agreement for which such Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

                      (b) REXX Proxy Statement; Registration Statement. TWGI and REXX shall cooperate in the timely preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the SEC, and TWGI shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act. The Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC thereunder. The Registration Statement shall include the form of Proxy Statement for the REXX Shareholders Meeting. REXX shall cause the Proxy Statement to be mailed to its shareholders. REXX will furnish to TWGI the information required to be included in the Registration Statement and any amendments thereto with respect to its business and affairs before it is filed with the SEC and again before any amendment is filed, and shall have the right to review and comment on the form of Proxy Statement included in the Registration Statement and any amendments thereto prior to the filing with the SEC. TWGI shall take all actions required to qualify or obtain exemptions from such qualification for the TWGI Common Stock to be issued in connection with the Merger under applicable state "Blue Sky" securities laws, as appropriate. The Proxy Statement shall relate to the approval of (i) the Merger, (ii) the Watkins Sale, and (iii) the election of a new board of directors, subject to the closing of the Merger. REXX will, through its Board of Directors and REXX Affiliates, unanimously recommend to its shareholders approval of such matters. REXX shall use all reasonable efforts to solicit from its shareholders proxies voting in favor of such matters.

                      (c) Approvals and Consents. Each Party shall use its best efforts to take promptly any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality or any other third party that it may be required to give, make or obtain in connection with this Agreement and the consummation of the transactions contemplated hereby.

                      (d) Cooperation. On and after the Closing, each Party hereto agrees to execute any and all further documents and writings and to perform such other commercially reasonable actions which may be or become necessary or appropriate to effectuate and carry out the transactions contemplated by this Agreement.

                      (e) Confidential Information. TWGI and REXX each agree that each of them shall not at any time after the date of this Agreement directly or indirectly copy, disseminate or use, for their personal benefit or the benefit of any third party, any Confidential Information, regardless of how such Confidential Information may have been acquired, except for the disclosure or use of such Confidential Information as may be upon the advice of counsel required by law or legal process, or authorized in writing by the Party from whom the Confidential Information was obtained. Notwithstanding anything to the contrary contained in the preceding sentence, Confidential Information shall not include information (i) that is or becomes generally available to the public other than as a direct or indirect result of a disclosure by a Party to and in contravention of this Agreement; (ii) is in a Party's possession at the time of disclosure otherwise than as a result of such Party's or any third party's breach of any legal obligation; (iii) becomes known to such Party through disclosure by sources other than another Party having the legal right to disclose such information; or (iv) is independently developed by such Party without reference to or reliance upon the such information (as may be demonstrated by such Party's written records). TWGI and REXX acknowledge that all of the Confidential Information is and shall continue to be the exclusive proprietary property of TWGI or REXX, as the case may be, whether or not disclosed to or entrusted to the custody of each other in connection with this transaction.

                      (f) Notices of Certain Events. Each Party shall promptly notify the other of:

         (i) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Merger;

         (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (iii) any Action commenced or threatened against, relating to, involving, or otherwise affecting, any Party hereto, or any of their property, or any disputes, conflicts or circumstances providing the basis for any dispute or conflict, which, if in existence on the date of this Agreement would have been required to have been disclosed pursuant to this Agreement or which relate directly or indirectly to the consummation of the Merger.

                      (g) Injunctive Relief. Each Party acknowledges and agrees that remedies at law for any violation or attempted violation of any of the obligations under this Article V would be inadequate and would cause immediate irreparable harm to the other Parties, and agree that in the event of any such violation or attempted violation, each be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available from time to time.

                      (h) Obligation to Update Schedules. Each Party shall promptly disclose to the other any information contained in its representations and warranties or Schedules which, because of an event occurring after the date hereof, is materially incomplete or is no longer materially correct as of all times after the date hereof until the Closing Date or any material adverse development affecting the results of their respective operations; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of each Party or the Schedules attached hereto unless each Party shall have consented thereto in writing.

                      (i) Reasonable Access Pending Closing. Each Party will give to the other Party, its counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to such Party's business, and each Party shall fully cooperate with the other and its accountants in connection with the preparation of timely and complete audited and unaudited financial statements relating to the financial disclosure of the Merger in accordance with the rules under Regulation S-X and Form 8-K promulgated under the Securities Exchange Act of 1934, as amended. Each Party agrees that any information provided pursuant to this Section will not be used for any purpose other than in connection with the transactions contemplated by this Agreement, will not be revealed to third parties but will be kept strictly confidential, pursuant to the provisions of Section 5.01(e), above, and will be returned, together with all copies of such information, to the other Party if, for any reason, the Closing does not take place.

                                   ARTICLE VI

                                   CONDITIONS

         Section 6.01 Mutual Conditions. The obligations of each of the Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to fulfillment of all of the following conditions:

                      (a) No Adverse Proceeding. No temporary restraining order, preliminary or decree which prevents the consummation of the Merger or the other transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency which would prevent the Merger or the other transactions contemplated by this Agreement.

                      (b) Corporate Action. All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger, including without limitation the approval of this Agreement by the requisite vote of the shareholders of REXX, shall have been duly and validly taken. The shareholders of TWGI, WAC and RAC shall have approved the execution and delivery of this Agreement.

                      (c) Governmental Approvals. Any governmental or other approvals or review of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, or policies, or any guidelines promulgated thereunder, shall have been received.

                      (d) Tax Opinion. REXX shall have received an opinion of Messrs. Kutak Rock, in form and substance satisfactory to REXX, dated the Effective Time, which opinion may be based on appropriate representations of TWGI and REXX, to the effect that the Merger will be treated as a transaction described in Section 351 of the Code and that no gain or loss is expected to be recognized by the shareholders of REXX who exchange REXX Common Stock solely for TWGI Common Stock pursuant to the Merger.

                      (e) Acquisition of REXX Stock. Within the thirty (30) days prior to the Effective Time of the Merger, the shareholders of TWGI shall not have sold, transferred or otherwise disposed of, or in any way reduced their risk with respect to any shares of REXX Common Stock.

                      (f) Effective Registration Statement. The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and TWGI shall have received all state "Blue Sky" securities permits or other authorizations, or confirmations as to the availability of an exemption from state registration or qualification requirements as may be necessary for consummation of the Merger, and no proceedings shall be pending or to the knowledge of TWGI threatened by the SEC or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement or any state permit or authorization.

         Section 6.02 Conditions to Obligations of TWGI. The obligations of TWGI to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions, unless waived by TWGI in writing:

                      (a) Representations and Warranties. The representations and warranties of REXX set forth in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except where any untruth or inaccuracy could not, either individually or in the aggregate, have a REXX Material Adverse Effect.

                      (b) Performance of Agreement. REXX shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Effective Time.

                      (c) No Action. No Action before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded.

                      (d) Consummation of Watkins Sale. REXX shall have consummated the Watkins Sale in a manner materially consistent with the agreement between REXX and the Buyers dated June 10, 1999. In addition, REXX shareholders holding not more than seven percent (7%) of REXX Common Stock shall have elected dissenters' rights as may be permitted by law in connection with the vote for the approval of the Watkins Sale.

                      (e) Voting Agreements. The REXX Voting Agreements shall have signed and delivered.

                      (f) Officers' Certificate. REXX shall have furnished to TWGI a certificate, dated the Effective Date, signed by the President of REXX, to the effect that all conditions set forth in Article VI, insofar as they relate to REXX, have been fulfilled.

                      (g) Opinion of Counsel. TWGI shall have received an opinion, addressed to it and dated the Effective Date, from Tashlik, Kreutzer & Goldwyn, P.C., counsel for REXX, to the following effect:

         (i) REXX is incorporated, validly existing and in good standing under the laws of the State of New York, and has full power and authority to carry on its business as now conducted and to own or lease or operate its properties;

         (ii) this Agreement has been duly authorized by all necessary corporate action on the part of REXX and constitutes a valid and binding obligation of REXX;

         (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or constitute a default under, any provision of the Certificate of Incorporation and Bylaws of REXX, or any judgment, order or decree applicable to REXX; and

         (iv) no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of this Agreement by REXX or the consummation on the part of REXX of the transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations as shall have been obtained or declarations and filings as shall have been made prior to the Effective Time.

         In rendering such opinion, such counsel may rely (without independent investigation) to the extent such counsel deems reliance necessary or appropriate, as to matters of fact, upon representations and certificates of public officials and of any executive officer of REXX.

                      (h) Listing of Shares. TWGI shall have received the approval from either the American Stock Exchange or The NASDAQ Stock Market for the listing of the TWGI Common Stock as the successor issue to the REXX Common Stock or pursuant to a new listing application.

                      (i) Defined Contribution Plans. Before the Effective Time, REXX and its Affiliates shall distribute all assets of each retirement plan and associated trust maintained for the benefit of their employees. In addition, before the Effective Time, REXX shall prepare or cause to be prepared all required final tax returns and file all such returns required by the Code.

                      (j) The note held by the Bank of Mississippi in the amount of $456,068.83, secured by REXX's property in Mantachie, Mississippi, due on February 10, 2000, shall have been renegotiated or extended for a minimum of 12 months beyond such due date upon terms and conditions no less favorable to REXX as previously.

         Section 6.03 Conditions to Obligations of REXX. The obligations of REXX to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions, unless waived by REXX in writing:

                      (a) Representations and Warranties. The representations and warranties of TWGI set forth in Article IV of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except where any untruth or inaccuracy could not, either individually or in the aggregate, have a Material Adverse Effect.

                      (b) Performance of Agreement. TWGI shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Effective Time.

                      (c) Financial Statements. TWGI shall have delivered to REXX the TWGI Financial Statements.

                      (d) Continuation of Business. Between the date hereof and the Closing Date, except as otherwise provided herein, TWGI and Affiliates shall have operated their businesses in the normal course, consistent with past practice, and shall not have suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which may result in a TWGI Material Adverse Effect.

                      (e) Opinion of Counsel. REXX shall have received an opinion, addressed to it and dated the Effective Date, from Kutak Rock, counsel for TWGI, RAC, WAC, WI, WII, BJB Holdings, WA, WP, WG, W Capital, Win, WLA and WNY to the following effect:

         (i) each of TWGI, WI, WII, BJB Holdings, W Capital, WAC and RAC is incorporated, validly existing and in good standing under the laws of the State of New York. Each of TWGI and RAC has full power and authority to carry on its business as now conducted and to own or lease its properties;

         (ii) this Agreement has been duly authorized by all necessary corporate action on the part of TWGI, WAC and RAC and constitutes a valid and binding obligation of TWGI, WAC and RAC;

         (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or constitute a default under, any provision of the Certificate of Incorporation and Bylaws of TWGI, WAC or RAC or any judgment, order or decree applicable to TWGI, WAC or RAC;

         (iv) no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of this Agreement by TWGI, WAC or RAC or the consummation on the part of TWGI and RAC of the transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations as shall have been obtained or registrations, declarations and filings as shall have been made prior to the Effective Time;

         (v) each of WA, WP, WG, Win, WLA and WNY is a limited liability company, validly existing and in good standing under the laws of the respective states of its organization. Each of WA, WP, WG, WIn, WLA and WNY has full power and authority to carry on its business as now conducted. To such counsel's knowledge, each of WA,WP, WIn and WLA is certified as a certified capital company pursuant to the laws of New York, Florida, Wisconsin and Louisiana, respectively;

         (vi) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or constitute a default under, any provision of the Articles of Organization and Operating Agreements of WA, WP, WG, WIn, WLA and WNY or any judgment, order or decree applicable to them; ; and

         (vii) no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other person is required in connection with the consummation on the part of WA, and WP, WG, WIn, WLA and WNY of the transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations as shall have been obtained.

          In rendering such opinion, such counsel may rely (without independent investigation) to the extent such counsel deems reliance necessary or appropriate, as to matters of fact, upon representations and certificates of public officials and of the officers of TWGI, RAC, WAC, BJB,WA, WP, WG, WIn, WLA and WNY.

                      (f) Employment Agreements. Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin shall each have executed an Employment Agreement, substantially in the form of Exhibit E attached hereto.

                      (g) Contribution of WI and WII to BJB Holdings. All of the outstanding equity securities of WI and WII shall have been contributed to BJB Holdings.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, (a) by mutual written consent of REXX and TWGI; or
(b) by either non-breaching Party if either Party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured by either Party or is not cured within 45 days of written notice thereof or (c) if the REXX shareholders fail to approve the Proxy Actions.

         Section 7.02 Effect of Termination. In the event of termination of this Agreement by either REXX or TWGI as provided in Section 7.01, this Agreement shall except as provided in this Section forthwith become void and have no effect, without any liability or obligation of the part of REXX, TWGI, WAC or RAC; provided, however, that if this Agreement is terminated (a) due to the failure of the REXX shareholders to approve the Proxy Actions, REXX shall reimburse TWGI for its actual and reasonable expenses, including reasonable attorney's fees, incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed $85,000; or (b) by REXX due to the failure of TWGI to obtain effectiveness from the SEC of the Registration Statement within a commercially reasonable period (other than due to any action or condition of REXX or any of its current or former officers, directors or affiliates), TWGI shall reimburse REXX for its actual and reasonable expenses, including reasonable attorney's fees, incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed $50,000.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by certified mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

                           If to REXX:

                           REXX Environmental Corporation
                           350 Park Avenue
                           New York, New York 10022
                           Phone: (212) 750-7755; Fax: (212) 750-2548
                           Attn: Arthur L. Asch, Chairman of the Board
                                 Michael A. Asch, President

                           With a copy to:

                           Tashlik, Kreutzer & Goldwyn PC
                           833 Northern Blvd.
                           Great Neck, NY  11021
                           Phone: (516) 466-8006; Fax: (516) 829-6509
                           Attn:  Theodore Wm. Tashlik, Esq.
                                  Martin M. Goldwyn, Esq.

                           If to TWGI:

                           TWG, Inc.
                           1500 Hempstead Turnpike
                           East Meadow, NY  11554
                           Phone: (516) 390-2252; Fax:  (516) 794-1185
                           Attn:  Brian A. Wasserman

                           With a copy to:

                           Kutak Rock
                           1101 Connecticut Ave.
                           Washington, DC  20036-4374
                           Phone: (202) 828-2400; Fax: (202) 828-2488
                           Attn:  Matthew G. Ash, Esq.
                                  Edward B. Crosland, Esq.

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties notice of such change.

         Section 8.02 Non-Waiver. No failure by any Party to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any indemnifying party shall affect, or constitute a waiver of, the first Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provisions of this Agreement shall affect or constitute a waiver of any Party's right to demand strict compliance with all provisions of this Agreement.

         Section 8.03 Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

         Section 8.04 Headings. The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.

         Section 8.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         Section 8.06 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter hereof and thereof.

         Section 8.07 No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

         Section 8.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. REXX and TWGI hereby irrevocably submit to the jurisdiction and venue of any Federal or State court located in New York or Nassau County, New York, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding may be heard and determined in any such court. REXX and TWGI hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in any such court or any defense of inconvenient forum for the maintenance of such dispute. REXX and TWGI hereby consent to process being served by them in any site, action or proceeding by delivering it in the manner specified by the provisions of Section 8.01 of this Agreement. All rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to the Party from time to time, whether under this Agreement or otherwise.

         Section 8.09 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

         Section 8.10 Expenses. Subject to the following paragraph, and except as otherwise specifically provided in this Agreement:

                      (a) REXX shall pay its costs and expenses associated with the transactions contemplated by this Agreement, including without limitation the fees and expenses of its legal counsel, accountants and financial advisors, and costs and expenses of filing the Proxy Statement with the SEC and printing and mailing the Proxy Statement to REXX shareholders.

                      (b) TWGI shall pay its own costs and expenses associated with this Agreement, the Merger, and the other the transactions contemplated by this Agreement, including without limitation the fees and expenses of its legal counsel, accountants and financial advisors, and costs and expenses of filing the Registration Statement with the SEC.

         Section 8.11 Public Announcements. Neither REXX nor TWGI shall, without the prior written consent of REXX and TWGI, make any public announcement or statement with respect to the transactions contemplated in the Agreement, except as may be necessary to comply with applicable requirements of the federal or state securities laws or any governmental order or regulation or any obligations pursuant to any listing agreement with any national securities exchange.

         Section 8.12 Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         Section 8.13 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, TWGI may prior to the Effective Time modify the structure of the transactions contemplated by this Agreement provided that REXX agrees to such changes; REXX agrees that its approval will not be unreasonably withheld as long as (i) the consideration to be paid to holders of REXX Common Stock under this Agreement is not thereby reduced, (ii) such modification will not be likely materially to delay or jeopardize receipt of required regulatory clearances, and (iii) such modification does not change the tax-deferred status of the transactions contemplated pursuant to the Merger.

         Section 8.14 The Sloane Organization, LLC. In all cases where reference is made in this Agreement to Mr. Barry Sloane, the parties agree that such reference shall also include The Sloane Organization, LLC, a New York limited liability company, of which Mr. Sloane is the sole managing member.

                                  * * * * * * *

                            [signature page follows)

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    REXX ENVIRONMENTAL CORPORATION

                                    By: /s/ Arthur L. Asch
                                        ---------------------------
                                            Arthur L. Asch
                                    Title:  Chairman of the Board


                                    TWG, INC.

                                    By: /s/ Brian A. Wasserman
                                        ---------------------------
                                           Brian A. Wasserman
                                    Title: Treasurer, Chief Financial Officer


         The undersigned hereby ratifies and adopts the foregoing Agreement, effective as of the date set forth below.

                                    REXX ACQUISITION CORP.

Date:  ________________             By:__________________________________
                                    Title:


                                    WHITESTONE ACQUISITION CORP.

Date:  ________________             By:__________________________________
                                    Title: